EXHIBIT 13.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER & CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Alan M. Brown, Chief Executive Officer and Chief Financial Officer of Tombstone Exploration Corporation (the “Company”), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006 (the “Report”). The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alan M. Brown

Alan M. Brown Chief Executive Officer & Chief Financial Officer July 17, 2007